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                                                                   Exhibit 7(kk)

                                     Form of

                                LETTER AGREEMENT

December 31, 2008

State Street Bank and Trust Company
Global Investor Services Group
2 Avenue de Lafayette LCC2S
Boston, Massachusetts 02111

To Whom It May Concern:

Please be advised that Janus Adviser Series (the "Trust") has established Janus Adviser Perkins Large Cap Value Fund as a new series of the Trust, effective on or about December 31, 2008. Pursuant to the existing Amended and Restated Custodian Contract between the Trust and State Street Bank and Trust Company ("State Street"), the Trust requests confirmation that State Street will act as custodian for the new series under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Trust and retaining one copy for your records.

JANUS ADVISER SERIES


By:
    ------------------------------------
    Stephanie Grauerholz-Lofton,
    Vice President and Secretary


STATE STREET BANK AND TRUST COMPANY


By:
    ------------------------------------

Agreed to this ____ day of _____________ 2008

cc: Rodney DeWalt